As filed with the Securities and Exchange Commission on January 29, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The NASDAQ OMX Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1165937
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

One Liberty Plaza

New York, New York 10006

+1 212 401 8700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward S. Knight

Executive Vice President and General Counsel

The NASDAQ OMX Group, Inc.

One Liberty Plaza

New York, New York 10006

+1 212 401 8700

(Name. Address, Including Zip Code, and Telephone Number, Including

Area Code, of Agent for Service of Process)

Copy To:

Zachary N. Wittenberg, Esq.

Akin Gump Strauss Hauer & Feld LLP

1333 New Hampshire Avenue, N.W.

Washington, D.C. 20036

+1 202 887 4000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Non-accelerated filer ☐
Accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Proposed Title of each class of Securities to be registered (1)	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(3)
Preferred Stock, par value $0.01 per share
Common Stock, par value $0.01 per share
Warrants
Depositary Shares
Purchase Contracts
Units
Total

(1)	Not applicable pursuant to Form S-3 General Instructions II(E). An indeterminate aggregate initial offering price or number of securities of each identified class (the “Securities”) is being registered for sale from time to time at indeterminate prices.

(2)	Includes such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of any Securities that provide for that issuance. Also includes such indeterminate amount as may be issued in units. Separate consideration may or may not be received for any of these Securities.

(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee, except for $18,864 that may be offset pursuant to Rules 415(a)(6) of the Securities Act for fees paid with respect to unsold common stock previously registered pursuant to the registration statement on Form S-3ASR (File No. 333-131373), initially filed on January 30, 2006.

PROSPECTUS

Preferred Stock, Common Stock, Warrants, Depositary Shares, Purchase Contracts and Units

We from time to time may offer:

•	Shares of our preferred stock;

•	Shares of our common stock;

•	Warrants to purchase equity securities;

•	Depositary shares;

•	Purchase contracts; and

•	Units, comprised of two or more of any of the securities referred above, in any combination;

together or separately, in amounts, at prices and on terms that we will determine at the time of the offering. In addition, certain selling stockholders to be identified in a prospectus supplement may offer and sell our common stock.

Specific terms of these securities will be provided in one or more supplements to this prospectus.

You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities. THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We, or any selling stockholders, may offer and sell the securities directly to you, through agents, underwriters or dealers. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any agents, underwriters or dealers involved in the offering and any applicable fees, commissions or discount arrangements. The net proceeds we expect to receive from sales will be set forth in the prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market under the trading symbol “NDAQ.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 3.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 29, 2009.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf process (i) we may sell any combination of the securities described in this prospectus in one or more offerings, and (ii) the selling stockholders to be named in a prospectus supplement may offer, from time to time, an indeterminate number of our securities. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we, or the selling stockholders, as the case may be, offer our securities, we or the selling stockholders, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.” General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.nasdaqomx.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

The NASDAQ OMX Group, Inc. is a holding company created by the business combination of The Nasdaq Stock Market, Inc. and OMX AB (publ), which was completed on February 27, 2008. Under the purchase method of accounting, Nasdaq was treated as the accounting and legal acquirer in this business combination. As such, Nasdaq is the predecessor reporting entity of NASDAQ OMX and the results of operations of OMX are only included in NASDAQ OMX’s consolidated results of operations from February 27, 2008.

Throughout this prospectus, unless otherwise specified:

•	“NASDAQ OMX,” “we,” “us” and “our” refer to The NASDAQ OMX Group, Inc.

•	“Nasdaq” refers to The Nasdaq Stock Market, Inc., as that entity operated prior to the business combination with OMX.

•	“The NASDAQ Stock Market” refers to the registered national securities exchange operated by The NASDAQ Stock Market LLC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The material may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or through our web site at http://www.nasdaqomx.com. Our website is not incorporated into or otherwise a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in Current Reports on Form 8-K furnished pursuant to items 2.02, 7.01, or 9, as the case may be of such form), after the initial filing of this registration statement and until termination of the offering shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	those portions of our definitive Proxy Statement for the 2008 Annual Meeting of Stockholders that are incorporated by reference in our Form 10-K;

•

our Current Reports on Form 8-K filed on April 28, 2005, January 7, 2008, February 15, 2008, February 21, 2008, February 25, 2008, March 3, 2008, April 15, 2008, May 2, 2008, July 29, 2008, August 1, 2008 and October 23, 2008; and

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008.

You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:

The NASDAQ OMX Group, Inc.

One Liberty Plaza

New York, New York 10006

(212) 401-8700

email: investor.relations@nasdaqomx.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend that the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 apply to these forward-looking statements. Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words or terms of similar substance used in connection with any discussion of future operating results or financial performance identify forward-looking statements. These include, among others, statements relating to:

•	2008 or 2009 outlook;

•	the scope, nature or impact of acquisitions, dispositions, investments or other transactional activities;

•	the integration of the businesses of our recently acquired businesses, including accounting decisions relating thereto;

•	the effective dates for and expected benefits of ongoing initiatives; and

•	the outcome of any litigation and/or government investigation to which we are a party and other contingencies.

Forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following:

•	our operating results may be lower than expected;

•

our ability to successfully integrate the businesses of our recently acquired businesses, including the fact that such integration may be more difficult, time consuming or costly than expected and our ability to realize synergies from business combinations and acquisitions;

•	loss of significant trading volume or listed companies;

•	covenants in our credit facilities, indentures and other agreements governing our indebtedness which may restrict the operation of our business;

•	economic, political and market conditions and fluctuations, including interest rate and foreign currency risk, inherent in U.S. and international operations;

•	government and industry regulation; and

•	adverse changes that may occur in the securities markets generally.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the uncertainty and risk resulting from such uncertainty in connection with any forward-looking statements that we make. These risk factors are more fully described under the captions Part I. “Item 1A. Risk Factors” in our Annual Report on Form 10-K and Part II. “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year and our Quarterly Reports on Form 10-Q, as applicable, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

SUMMARY

The NASDAQ OMX Group, Inc. is a holding company created by the business combination of The Nasdaq Stock Market, Inc. and OMX AB (publ) which was completed on February 27, 2008. NASDAQ OMX operates, through its subsidiaries, The NASDAQ Stock Market, NASDAQ OMX PHLX, NASDAQ OMX BX and The NASDAQ Options Market in the United States, NASDAQ OMX Nordic in the Nordic-Baltic region and NASDAQ OMX Europe in Europe. NASDAQ OMX also operates certain other related businesses through other subsidiaries.

NASDAQ OMX is a leading global exchange group that, through its subsidiaries, provides securities listing, trading and data products and services and market technology solutions. NASDAQ OMX has operations around the world, spanning developed and emerging markets. Its global offerings include trading across multiple asset classes, capital formation solutions, financial services and exchanges technology, market data products, and financial indexes.

NASDAQ OMX’s revenue sources are diverse and include revenues from transaction services, market data products and services, broker services, listing fees, insurance products, shareholder, directors and newswire services, financial products and market technology. The NASDAQ Stock Market is the largest electronic equity securities market in terms of share value traded.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and preferred stock dividends for the periods listed below:

	Nine Months Ended September 30, 2008(2)(3)	Year Ended December 31, 2007(2)	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends(1)	9.04	11.90	3.33	5.37	0.71	(1.73)

(1)	For purposes of this calculation, earnings are defined as pre-tax income from continuing operations before equity in earnings of 50%-or-less-owned companies and minority interests plus interest and related expenses. Fixed charges are the sum of interest and related expenses.

(2)	No shares of our preferred stock were outstanding during the year ended December 31, 2007 or during the nine months ended September 30, 2008 and no preferred stock dividends were paid during those periods.

(3)	The results of OMX have been included in this calculation since February 27, 2008. The results of the Philadelphia Stock Exchange have been included since July 24, 2008 and the results of the Boston Stock Exchange have been included since August 29, 2008.

USE OF PROCEEDS

Unless otherwise set forth in an applicable prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purposes.

Unless otherwise set forth in a prospectus supplement, we will not receive any of the proceeds from the sale of securities by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms and provisions relating to our capital stock. Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our charter and by-laws, and provisions of Delaware law which define the rights of our stockholders. Our charter and by-laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Authorized Capital

Our authorized capital stock consists of (i) 300,000,000 shares of common stock, par value $0.01 per share; and (ii) 30,000,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2008, we had 202,188,144 shares of common stock issued and 201,896,700 shares outstanding and no shares of preferred stock issued or outstanding. As of December 31, 2008, there were approximately 1,149 record holders of our common stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders except that no person may exercise voting rights in respect of any shares in excess of 5% of the then outstanding shares of our Common Stock. At any meeting of our stockholders, a majority of the votes entitled to be cast will constitute a quorum for such meeting.

Under our charter, our Board of Directors may waive the application of the 5% voting limitation to persons other than brokers, dealers, their affiliates, and persons subject to statutory disqualification under Section 3(a)(39) of the Exchange Act, subject to approval by the SEC.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for them. In the event of our liquidation, dissolution, or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. We have not declared or paid cash dividends on our common stock. We currently do not intend to pay any cash dividends on our common stock. Rather, we currently plan to retain any future earnings for funding our growth. Future dividends, if any, will be determined by our board of directors.

Preferred Stock

Our Board of Directors may provide by resolution for the issuance of preferred stock, in one or more series, and to fix the powers, preferences, and rights, and the qualifications, limitations, and restrictions thereof, of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund provisions, if any, and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of our common stock.

Certain Provisions of our Charter and By-Laws

Some provisions of our charter and by-laws, which provisions are summarized below, may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Advance Notice Requirements for Stockholder Proposals and Directors Nominations

Our by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, that in the event that the annual meeting is called for a date that is not within 30 days before or 70 days after such anniversary date, notice by the shareholder in order to be timely must be received not earlier than 120 days prior to the meeting and not later than the later of 90 days prior to the meeting and the close of business on the 10th day following the date on which notice of the date of the annual meeting was first publicly announced by NASDAQ OMX. In the case of a special meeting of stockholders called for the purpose of electing directors, notice by the stockholder in order to be timely must be received not earlier than 120 days prior to the meeting and later than the later of 90 days prior to the meeting and the close of business on the 10th day following the day on which public disclosure of the date of the special meeting and our nominees was first made. In addition, the by-laws specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

Stockholder Action; Special Meeting of Stockholders

Our restated certificate of incorporation provides that stockholders are not entitled to act by written consent in lieu of a meeting. Delaware law vests the board of directors of a Delaware corporation with the authority to call special meetings of stockholders and permits us to authorize in our restated certificate of incorporation or by-laws other persons to also have such authority. Our restated certificate of incorporation and by-laws do not vest any other persons with such authority.

Amendments; Supermajority Vote Requirements

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage. Our restated certificate of incorporation imposes super majority (66 2/3%) voting requirements in connection with stockholder amendments to the by-laws and in connection with the amendment of certain provisions of the restated certificate of incorporation, including those provisions of the restated certificate of incorporation relating to the limitations on voting rights of certain persons, the classified board of directors, removal of directors and prohibitions on stockholder action by written consent.

Authorized But Unissued Shares

The authorized but unissued shares of our common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult, or discourage, an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Delaware law generally prohibits a publicly-held or widely-held corporation from engaging in a “business combination” with an “interested stockholder” for three years after the stockholder becomes an interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years, did own) directly or indirectly 15% or more of the corporation’s outstanding voting stock. A “business combination” includes a merger, asset sale or other transaction that results in a financial benefit to the interested stockholder. However, Delaware law does not prohibit these business combinations if:

1.	before the stockholder becomes an interested stockholder the corporation’s board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

2.	after the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the corporation’s outstanding voting stock (excluding certain shares); or

3.	the corporation’s board approves the business combination and the holders of at least two-thirds of the corporation’s outstanding voting stock that the interested stockholder does not own authorize the business combination at a meeting of stockholders.

Stockholders’ Agreements

On February 27, 2008, we entered into a stockholders’ agreement, which governs the shares of our common stock issued to Borse Dubai Limited and Borse Dubai Nasdaq Share Trust as partial consideration in the acquisition of OMX from Borse Dubai. For a description of these terms, please see our Form 8-K filed on March 3, 2008 which is incorporated herein by reference.

On April 22, 2005, we entered into an amended and restated securityholders agreement with the parties thereto which governs certain of our securities. For a description of these terms, please see our Form 8-K filed on April 28, 2005, which is incorporated herein by reference.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investors Services. Its address is 480 Washington Boulevard, 29th Floor, Jersey City, New Jersey 07310 and its telephone number is +1 888 305 3741.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “NDAQ.”

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts or other units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us or by a selling stockholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling stockholder to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; and/or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The NASDAQ Stock Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling stockholder may directly solicit offers to purchase the securities and we or a selling stockholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Washington, D.C. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of The Nasdaq Stock Market, Inc. appearing in The Nasdaq Stock Market, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including schedules appearing therein), and the effectiveness of The Nasdaq Stock Market, Inc.’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of OMX AB appearing in The NASDAQ OMX Group, Inc.’s amended Current Reports (Forms 8-K/A), dated May 2, 2008 and August 1, 2008 have been audited by PricewaterhouseCoopers AB, independent auditor, as set forth in its report thereon. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedule of the Philadelphia Stock Exchange, Inc. and Subsidiaries as of December 31, 2007 and 2006 and for the years then ended incorporated by reference to The NASDAQ OMX Group, Inc.’s amended Current Report (Form 8-K/A), dated August 1, 2008 in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in giving said report.

PROSPECTUS

January 29, 2009

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution:

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table. Each amount, except for the Securities and Exchange Registration Fee, is estimated.

Securities and Exchange Commission Registration Fee	$	#
Accountants’ Fees and Expenses		52,500
Legal Fees and Expenses		45,000
Printing and Engraving Fees		1,000
Miscellaneous Expenses		500

Total Expenses		$99,000	*

# Deferred in reliance on Rule 456(b) and 457(r).

* Estimated.

Item 15.	Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the restated certificate of incorporation of NASDAQ OMX and the General Corporation Law of the State of Delaware (“DGCL”), as such provisions relate to the indemnification of the directors and officers of The NASDAQ OMX Group, Inc. This description is intended only as a summary and is qualified in its entirety by reference to the restated certificate of incorporation and the DGCL.

The restated certificate of incorporation provides that NASDAQ OMX shall, to the full extent permitted by Sections 102 and 145 of the DGCL, indemnify all persons whom it may indemnify pursuant thereto and eliminates the personal liability of its directors to the full extent permitted by Section 102(b)(7) of the DGCL.

Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, although the court in which the action or suit was brought or the Delaware Court of Chancery may determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the ability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits:

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

(b) Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the SEC have been omitted because they are not required, amounts that would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by a registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 29th day of January 2009.

THE NASDAQ OMX GROUP, INC.

By:	/s/ Robert Greifeld
Name: Robert Greifeld Title: Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned, an executive officer or director of The NASDAQ OMX Group, Inc., a Delaware corporation (the “Company”), does hereby constitute and appoint David P. Warren and Joan C. Conley, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the “Securities”), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as an executive officer or director of the Company, the Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, prospectuses, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Greifeld Robert Greifeld	Chief Executive Officer (Principal Executive Officer) and Director	January 29, 2009

/s/ David P. Warren David P. Warren	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 29, 2009

/s/ Ronald Hassen Ronald Hassen	Senior Vice President and Controller (Principal Accounting Officer)	January 29, 2009

/s/ H. Furlong Baldwin H. Furlong Baldwin	Chairman of the Board of Directors	January 29, 2009

/s/ Urban Bäckström Urban Bäckström	Deputy Chairman of the Board of Directors	January 29, 2009

/s/ Soud Ba’alawy Soud Ba’alawy	Director	January 29, 2009

/s/ Michael Casey Michael Casey	Director	January 29, 2009

/s/ Lon Gorman Lon Gorman	Director	January 29, 2009

/s/ Glenn H. Hutchins Glenn H. Hutchins	Director	January 29, 2009

/s/ Birgitta Kantola Birgitta Kantola	Director	January 29, 2009

/s/ Essa Kazim Essa Kazim	Director	January 29, 2009

/s/ John D. Markese John D. Markese	Director	January 29, 2009

/s/ Hans Munk Nielsen Hans Munk Nielsen	Director	January 29, 2009

/s/ Thomas F. O’Neill Thomas F. O’Neill	Director	January 29, 2009

/s/ James S. Riepe James S. Riepe	Director	January 29, 2009

/s/ Michael R. Splinter Michael R. Splinter	Director	January 29, 2009

/s/ Lars Wedenborn Lars Wedenborn	Director	January 29, 2009

/s/ Deborah L. Wince-Smith Deborah L. Wince-Smith	Director	January 29, 2009

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement for preferred stock and depositary shares.*
1.2	Form of Underwriting Agreement for common stock.*
1.3	Form of Underwriting Agreement for warrants.*
1.4	Form of Underwriting Agreement for purchase contracts.*
4.1	Restated Certificate of Incorporation of Nasdaq (Incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed on November 14, 2003).
4.1.1	Certificate of Amendment of the Restated Certificate of Incorporation of Nasdaq filed on May 25, 2005 (Incorporated herein by reference to Exhibit 3.1.1 to the Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 15, 2006).
4.1.2	Certificate of Amendment of the Restated Certificate of Incorporation of Nasdaq filed on March 13, 2006 (Incorporated herein by reference to Exhibit 3.1.2 to the Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 15, 2006).
4.1.3	Certificate of Amendment of the Restated Certificate of Incorporation of Nasdaq filed on August 1, 2006 (Incorporated herein by reference to Exhibit 3.1.3 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed on November 8, 2006).
4.1.4	Certificate of Designations, Preferences and Rights of Series C Cumulative Preferred Stock of Nasdaq (Incorporated herein by reference to Exhibit 5.03 previously filed with Nasdaq’s Current Report on Form 8-K filed on December 1, 2004).
4.1.5	Certificate of Designations, Preferences and Rights of Series D Cumulative Preferred Stock of Nasdaq (Incorporated herein by reference to Exhibit 3.1 previously filed with Nasdaq’s Current Report on Form 8-K filed on December 20, 2005).
4.1.6	Certificate of Elimination (Incorporated herein by reference to Exhibit 3.1 previously filed with Nasdaq’s Current Report on Form 8-K on April 4, 2006).
4.1.7	Certificate of Amendment to the Restated Certificate of Incorporation of Nasdaq filed on February 27, 2008 (Incorporated herein by reference to the language appearing under the caption “Approval of an Amendment to Nasdaq’s Restated Certificate of Incorporation to Change Nasdaq’s Name to “The NASDAQ OMX Group, Inc.” beginning on page 44 of Nasdaq’s Definitive Proxy Statement filed on November 19, 2007).
4.2	By-laws of The NASDAQ OMX Group, Inc. (Incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K, filed on July 29, 2008).
4.3	Securities Purchase Agreement, dated as of April 22, 2005, between Norway Acquisition SPV, LLC and Nasdaq (Incorporated herein by reference to Exhibit 4.1 to Form 8-K, filed on April 28, 2005).
4.4	Amended and Restated Securityholders Agreement, dated as of April 22, 2005, among Norway Acquisition SPV, LLC, Hellman & Friedman Capital Partners IV, L.P., H&F Executive Fund IV, L.P., H&F International Partners IV-A, L.P., and H&F International Partners IV-B, L.P., Silver Lake Partners TSA, L.P., Silver Lake Investors, L.P., VAB Investors, LLC and Integral Capital Partners VI, L.P. (Incorporated herein by reference to Exhibit 4.5 to the Current Report on Form 8-K, filed on April 28, 2005).
4.5	Registration Rights Agreement, dated as of April 22, 2005, among Nasdaq, Hellman & Friedman Capital Partners IV, L.P., H&F Executive Fund IV, L.P., H&F International Partners IV-A, L.P., and H&F International Partners IV-B, L.P., Silver Lake Partners TSA, L.P., Silver Lake Investors, L.P., VAB Investors, LLC and Integral Capital Partners VI, L.P (Incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K, filed on April 28, 2005).
4.6	Purchase Agreement, dated February 20, 2008, among Nasdaq, J.P. Morgan Securities Inc. and Banc of America Securities LLC (as Initial Purchasers) (Incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on February, 21, 2008).
4.7	Registration Rights Agreement, dated February 26, 2008, among The NASDAQ OMX Group, Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC (Incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K, filed on March 3, 2008).
4.8	The NASDAQ OMX Group Inc’s Stockholders’ Agreement, dated as of February 27, 2008, between The NASDAQ OMX Group, Inc. and Borse Dubai Limited (Incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 3, 2008).

Exhibit Number	Description

4.9	Registration Rights Agreement, dated as of February 27, 2008, among The NASDAQ OMX Group, Inc., Borse Dubai Limited and Borse Dubai Nasdaq Share Trust (Incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on March 3, 2008).
4.10	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.*
4.11	Form of Common Stock Certificate (Incorporated herein by reference to Exhibit 4.1 to the Form 10 filed on April 30, 2001).
4.12	Form of Stock Warrant Agreement.*
4.13	Form of Stock Warrant Certificate.*
4.14	Form of Unit Agreement.*
4.15	Form of Unit Certificate.*
4.16	Form of Deposit Agreement for Depositary Shares.*
4.17	Form of Purchase Contract.*
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP, Washington, D.C.**
12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.**
23.1	Consent of Ernst & Young LLP, independent accountants.**
23.2	Consent of PricewaterhouseCoopers AB, independent accountants.**
23.3	Consent of Grant Thornton LLP, independent accountants.**
23.4	Consent of Akin Gump Strauss Hauer & Feld LLP, Washington, D.C. (Included in Exhibit 5.1).**
24.1	Powers of Attorney (included on the signature page hereto).**

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.